EXHIBIT 11.1      WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES


                                                                                  13 WEEKS ENDED
                                                                         MARCH 30, 1997   MARCH 31, 1996
                                                                         --------------   --------------
Computation of primary earnings (loss) per
      common and common equivalent shares:

      Net earnings (loss) applicable to common stock                      $ (2,069,661)    $   (171,622)
                                                                          ============     ============
      Weighted average number of common shares outstanding                  13,631,750       12,662,160
                                                                          ============     ============

      Primary earnings (loss) per common share                                  ($0.15)          ($0.01)
                                                                          ============     ============

Computation of earnings (loss) per common share assuming full dilution (A):

      Net earnings (loss) applicable to common stock                      $ (2,069,661)    $   (171,622)

      Dividends on preferred stock                                              74,732           74,732

      Interest on 9% convertible subordinated debentures                         4,882            4,882
                                                                          ------------     ------------

      Earnings (loss) assuming full dilution                               $(1,990,047)    $    (92,008)
                                                                          ============     ============

      Weighted average number of shares outstanding                         13,631,750       12,662,160

      Common shares issuable from stock option plans
           and from warrants                                                         0        3,319,070

      Less shares assumed repurchased with proceeds                                  0       (9,855,519)

      Shares assumed issued upon conversion of
           preferred stock                                                     411,925          411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                              43,400           43,400
                                                                          ------------     ------------
      Common shares outstanding assuming full dilution                      14,087,075        6,581,036
                                                                          ============     ============

      Earnings (loss) per common and common equivalent
           share assuming full dilution                                    $     (0.14)    $      (0.01)
                                                                          ============     ============


(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.

EXHIBIT 11.1      WATERMARC FOOD MANAGEMENT CO. AND SUBSIDIARIES
     COMPUTATION OF EARNINGS (LOSS) PER COMMON AND COMMON EQUIVALENT SHARES

                                                                     39 Weeks Ended
                                                              March 30, 1997   March 31, 1996
                                                              --------------   --------------
Computation of primary earnings (loss) per
      common and common equivalent shares:

      Net earnings (loss) applicable to common stock           $ (2,972,682)    $   (145,105)
                                                               ============     ============

      Weighted average number of common shares outstanding       13,499,689       11,650,166
                                                               ============     ============

      Primary earnings (loss) per common share                 $      (0.22)    $      (0.01)
                                                               ============     ============

Computation of earnings (loss) per common share assuming full dilution (A):

      Net earnings (loss) applicable to common stock           $ (2,972,682)    $   (145,105)

      Dividends on preferred stock                                  222,447          223,030

      Interest on 9% convertible subordinated debentures             14,646           14,646
                                                               ------------     ------------
      Earnings (loss) assuming full dilution                   $ (2,735,589)    $     92,571
                                                               ============     ============

      Weighted average number of shares outstanding              13,499,689       11,650,166

      Common shares issuable from stock option plans
           and from warrants                                              0        3,305,737

      Less shares assumed repurchased with proceeds                       0       (8,647,880)

      Shares assumed issued upon conversion of
           preferred stock                                          411,925          411,925

      Shares assumed issued upon conversion of 9%
           subordinated debentures                                   43,400           43,400
                                                               ------------     ------------

      Common shares outstanding assuming full dilution           13,955,014        6,763,348
                                                               ============     ============

      Earnings (loss) per common and common equivalent
           share assuming full dilution                        $       0.20     $      (0.01)
                                                               ============     ============

(A) This calculation is submitted in accordance with the Securities and Exchange Act of 1934, Release No. 9083, although it is contrary to paragraph 40 of APB Opinion No. 15 because it produced an anti-dilutive result.